Exhibit 10.1

RETIREMENT AGREEMENT AND GENERAL RELEASE

This Retirement Agreement and General Release (“Agreement”) is entered into as of November 21, 2023 by and between Strattec Security Corporation, a Wisconsin corporation (the “Company”), and Frank J. Krejci (the “Employee”).

WHEREAS, the parties have agreed that the Employee will retire as President and Chief Executive Officer of the Company and as a member of the Board of Directors of the Company (the “Board”), effective as of December 31, 2023; and

WHEREAS, the Employee and the Company desire to set forth terms to facilitate the Employee’s separation from service and effect an orderly transition of the Employee’s duties and responsibilities.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other valuable consideration the receipt and adequacy of which is hereby acknowledged, the Company and the Employee agree as follows:

1.          Separation and Resignation from the Board.  Effective as of December 31, 2023 (the “Separation Date”), the Employee’s employment with the Company will terminate and the Employee will resign from the Board.  In addition, effective as of the Separation Date, the Employee will resign from all other officer positions, committee memberships, directorships or other positions that the Employee holds with the Company and any of its subsidiaries or affiliates.  The Employee agrees that the Employee will cooperate with the Company and any of its subsidiaries and affiliates in connection with any such resignations.  Prior to the Separation Date, the Employee will work with the Board to transition as promptly as practicable his responsibilities to the officer appointed as Interim President and Chief Executive Officer.  On and after the Separation Date, the Employee will not represent himself as being an employee, officer, director, agent or representative of the Company or any of its subsidiaries or affiliates.

2.           Compensation and Benefits.

(a)        As soon as administratively feasible following the Separation Date, the Company will (i)  pay the Employee any Base Salary (as defined in the Employment Agreement, dated May 5, 2010, by and between the Company and the Employee (the “2010 Employment Agreement”)) earned through the Separation Date but not yet paid and (ii)  reimburse the Employee for any unpaid business expenses incurred in accordance with the 2010 Employment Agreement by the Employee prior to the Separation Date.  In addition, the Employee will be entitled to any other benefits accrued and vested through the Separation Date in accordance with the applicable plans and programs of the Company.

(b)        Subject to the Employee’s continued employment with the Company through the Separation Date, the Employee’s execution of and compliance with the Employee’s obligations under this Agreement, the Employee’s execution of a waiver and release of claims as of the Separation Date in a form substantially similar to that attached to this Agreement as Exhibit A, and in consideration of the covenants incorporated herein and the waiver and release set forth below, and provided that the Employee does not revoke this Agreement in accordance with Section  14 of this Agreement:

(i)
The Employee will be entitled to continuation of his Base Salary in the amount of $640,000, paid in substantially equal installments on the Company’s regular payroll schedule, for a period of twelve (12) months after the Separation Date; provided, however, that no payments will be made prior to the first business day to occur on or after the 60th day following the Separation Date.  On the first business day to occur on or after the 60th day following the Separation Date, the Employee will receive in a lump sum the Base Salary that he would have received on or prior to such date under the original schedule, with the balance being paid as originally scheduled.  The payments due under this Section 2(b)(i) shall be subject to all applicable taxes and withholdings.

(ii)
Provided that the Employee timely elects to receive continued coverage under the Company’s medical, dental and health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and subject to any federal COBRA premium subsidies for which the Employee may be eligible, the Company will pay, on an after tax basis, the employer portion of the applicable COBRA premium payments for the medical, dental and health insurance coverage the Employee was receiving under such plans as of the Separation Date for a period of twelve (12) months following the Separation Date (the “COBRA Subsidy Period”).  The Employee shall be responsible for paying a share of such COBRA premiums during the COBRA Subsidy Period at active employee rates as in effect from time to time, and shall be responsible for the full unsubsidized costs of such COBRA coverage after the end of the COBRA Subsidy Period.

(c)         All outstanding equity-based awards shall continue to be subject to the terms and conditions set forth in the applicable plan documents and award agreements thereunder; provided, however, that, as part consideration for the Employee’s agreements herein, and subject to the Employee’s continued employment with the Company through the Separation Date, all shares of Restricted Stock (as defined in the Amended and Restated Strattec Security Corporation Stock Incentive Plan, as amended from time to time) previously granted to the Employee and not otherwise vested as of the Separation Date shall automatically and immediately vest on the Separation Date.

(d)       The Employee acknowledges and agrees that the Employee will not be entitled to receive any bonus payout under the Strattec Security Corporation Amended and Restated Team Incentive Plan for Strattec or any other bonus or incentive payout.  Further, except as otherwise specifically provided herein or as required by COBRA or other applicable law, the Employee will not be entitled to any other compensation or benefits on or after the Separation Date.

3.          Covenants and Agreements.  The Employee acknowledges and agrees that, before, on, and after the Separation Date, the Employee will remain subject to the Noncompetition provisions, the Confidential Information provisions, and the Common Law of Torts and Trade Secrets provisions set forth in Sections 7, 8, and 9, respectively, in the 2010 Employment Agreement.  Such provisions are incorporated herein by reference as if such provisions were set forth herein in full.  Notwithstanding anything to the contrary in this Agreement, the Employee acknowledges and agrees that (a)  this Agreement and any compensation or other benefits or amounts described herein are subject to the terms and conditions of the Company’s clawback policy or policies as may be in effect from time to time or as may be required by law, and (b)  the Employee remains subject to the Company’s clawback policy, as may be in effect from time to time, to the extent provided therein or otherwise required by applicable law.

4.          General Release of All Claims.  In exchange for the Company’s promises set forth in Section 2(b) of this Agreement, the Employee, including the Employee’s heirs, administrators, executors, spouse, successors, estate, representatives and assigns and all others claiming by or through the Employee, voluntarily and knowingly releases the Company, its subsidiaries, divisions, affiliates, related companies, predecessors, and successors, and any of their partners, members, directors, officers, trustees, employees, independent contractors, consultants, stockholders, owners, attorneys, agents, benefit plans, subrogees, insurers, representatives and assigns, whether alleged to have acted in their official capacities or personally (collectively, the “Released Parties”), completely and forever, from any and all claims, causes of action, charges, suits, contracts, promises, or demands of any kind, which the Employee may now have, whether known or unknown, from the beginning of time to the date on which Employee signs this Agreement.  Employee reserves no claims against any of the Released Parties.

5.          Specific Laws Covered.  The Employee understands and agrees that this Agreement covers all claims described in Section 4, including, but not limited to, any alleged violation of the Civil Rights Act of 1991; Title VII of the Civil Rights Act of 1964, as amended; Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act; Americans with Disabilities Act (ADA); Employee Retirement Income Security Act of 1974, as amended (ERISA); the Family Medical Leave Act (FMLA), to the extent permitted by law; the Genetic Information Nondiscrimination Act (GINA); the Fair Labor Standards Act (FLSA), to the extent permitted by law; the National Labor Relations Act; the Occupational Safety and Health Act of 1970 (OSHA); any other federal, state, or local civil, labor, pension, wage-hour or civil or human rights law, ordinance, regulation, wage order, or constitution, federal or state public policy, contract law, or tort law; any claim arising under federal or state common law, including, but not limited to, wrongful discharge or intentional or negligent infliction of emotional distress; any claim for costs or attorney’s fees; and any and all claims whatsoever that the Employee may have or that may hereafter accrue or that may be asserted by another on the Employee’s behalf arising before the execution of this Agreement.  The Employee specifically acknowledges that this Agreement bars and releases any and all claims which were or which could have been asserted against any of the Released Parties.  This release does not apply to (a) claims which cannot be waived by law; or (b) any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements.

6.         Waiver of Awards.  The Employee understands and agrees that the Employee is waiving the Employee’s right to receive any monetary awards from any complaints, administrative charges, or civil actions against the Company relating to any facts or events occurring prior to the Effective Date (as defined in Section 14 below).  The Employee further understands and agrees that this Agreement may be used by any of the Released Parties as a complete defense to any past, present, or future claim or entitlement asserted against any of the Released Parties based on events that have occurred prior to the Effective Date.  Nothing in this Agreement shall be construed to prohibit the Employee from filing a charge with or participating in any investigation or proceeding by a federal, state, or local government agency or commission charged with enforcement of any law, including the United States Equal Employment Opportunity Commission.  But the Employee shall not be entitled to and expressly and forever waives the right to receive any relief, recovery, or monies from such agency, commission, or court in connection with any such action brought against the Company or the Released Parties, regardless of who filed or initiated any such complaint, charge, or proceeding.

Further, nothing in this Agreement shall: (a) prohibit the Employee from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of state or federal law or regulation; or (b) require notification or prior approval by the Company of any reporting described in clause (a).  Nothing in this Agreement shall be construed to limit the Employee’s right to receive any monetary award from the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934.

7.           Confidentiality.

(a)        The Employee is hereby notified, in accordance with the Defend Trade Secrets Act of 2016, that the Employee will not be held criminally or civilly liable under any federal or state law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.  The Employee is further notified that if he files a lawsuit for retaliation for reporting a suspected violation of law, the Employee may disclose trade secrets to his attorney and use the trade secret information in the court proceeding if he: (I)  files any document containing the trade secret under seal; and (II)  does not disclose the trade secret, except pursuant to court order.

(b)        The Employee acknowledges and agrees that the Employee will keep any discussions leading up to the execution of this Agreement strictly and completely confidential.  If asked about any such matters, to the extent permissible, the Employee’s response shall be that the Employee may not discuss any such matters.

8.          Non-Disparagement.  The Employee agrees not to do or say anything to disparage, or that could reasonably be foreseen to harm the business or personal reputations of, the Released Parties.  The Employee acknowledges and agrees that the provisions in this Section 8 shall apply to any contact the Employee has with any entity that is a customer of the Company as of the Separation Date.

9.         No Admission of Wrongdoing.  The Employee understands that this Agreement is not an admission of any wrongdoing by the Company.  To the contrary, the Company specifically denies any wrongdoing under any federal, state or local statute, public policy, tort law, contract law, or common law.

10.         D&O Insurance.  The Company expressly confirms that, following the Separation Date, the Employee will remain covered as an officer and director by the Company’s Directors and Officers Liability Insurance Policy, as in effect from time to time, maintained for officers and directors of the Company with respect to the actions of the Employee as an officer of the Company, subject to the terms and conditions of such policy.

11.         Future Cooperation.  The Employee agrees to reasonably assist and cooperate with the Released Parties in the future regarding any and all disputes, lawsuits, claims or proceedings of any kind that involve the Employee because of the Employee’s past role with the Company or about which the Employee has knowledge or information.  For any such assistance, the Company agrees to reimburse the Employee for any reasonably related expenses.

12.         Equitable Relief.  The Employee’s obligations contained in this Agreement are of special and unique character which gives them a particular value to the Company, and the Company cannot be reasonably or adequately compensated in damages in an action at law in the event the Employee breaches such obligations.  The Employee therefore expressly agrees that, in addition to any other rights or remedies which the Company may possess, the Company shall be entitled to injunctive and other equitable relief in the form of preliminary and permanent injunctions without bond or other security in the event of any actual or threatened breach of said obligations by the Employee.

13.        Taxes and Withholdings.  Any payments made or benefits provided to the Employee under this Agreement will be reduced by any applicable taxes or other amounts required to be withheld by law or contract.  The Employee agrees to be solely liable for any and all income tax, or other taxes or assessments, whether imposed by the federal, state or local government or any other taxing authority, owed by the Employee in connection with any payments made pursuant to this Agreement, and the Employee agrees to indemnify the Company for any and all liabilities, including penalties and interest charges, that may be assessed by any taxing authority in connection with any payments made pursuant to this Agreement.

14.         Timelines for Consideration.  The Employee acknowledges that the Employee: (a)  has been and is hereby advised by this writing to consult with the Employee’s attorney before signing this Agreement; (b)  was given at least twenty-one (21) days within which to consider signing this Agreement (or has voluntarily waived such period); and (c) may revoke this Agreement at any time before the expiration of seven (7) days after the Employee signs it.  Upon the expiration of this seven (7) day revocation period, this Agreement will become irrevocable (the “Effective Date”).  To revoke this Agreement, the Employee must give written notice of the Employee’s revocation to Harold M. Stratton II, Board Chair, hms2.pb@gmail.com / Tina Chang, Chair of the Nominating and Corporate Governance Committee of the Board, tchang@syslogicinc.com, by 5:00 p.m. on the seventh day following the date on which the Employee signed this Agreement.

15.         Return of Property.  No later than seven (7) days following the Separation Date, the Employee will deliver to the Company (or, if requested by the Company, destroy) all property made available to the Employee in connection with the Employee’s employment or service on the Board by the Company or any of its affiliates, including, without limitation, any and all records, manuals, customer lists, notebooks, cellphones, electronic devices, computers, computer programs, credit cards, and files, papers, electronically or cloud-based stored information and documents kept or made by the Employee in connection with the Employee’s employment or service on the Board.

16.         Dispute Resolution.

(a)        The parties shall attempt to resolve disputes arising out of or relating to this Agreement.  Subject to a party's right to seek equitable relief as provided by Section 12 of this Agreement, any dispute not resolved in writing within twenty-one (21) days may be referred by either party to mediation involving a mediator (a third party neutral), trained and experienced in the mediation process and mutually agreed to by the parties.  The mediator shall ascribe to and follow the commercial rules for the American Arbitration Association (“AAA”) then in effect unless the parties mutually agree in writing to waive this provision for mediators in conduct and management of the mediation process.  Expenses for the mediation shall be shared equally by the parties unless otherwise agreed during the mediation process.  The parties may be accompanied in the mediation process by legal counsel, and/or other persons mutually agreed to by the parties and the mediator.  All participants will openly and honestly participate in the mediation.  The mediation may be terminated at any time, for any reason by the mediator or by either party.  Any resolution reached by the parties during the mediation shall be recorded in writing and agreed to by the parties.  Such resolution may be drafted and/or revised by the parties' legal counsel and shall be legally binding on the parties.

(b)        If the dispute is not resolved by mediation, both parties agree to submit the dispute (including, without limitation, claims relating to the validity, scope, and enforceability of this Section 16, claims arising out of or relating to this Agreement, and claims arising under any federal, state, or local law regarding the terms and conditions of employment, separation from employment, prohibiting discrimination in employment, or governing the employment relationship in any way) to final and binding arbitration held in Milwaukee, Wisconsin in accordance with the then-applicable rules of the AAA.  The parties shall bear their respective costs (including, without limitation, filing costs, arbitration costs, attorneys’ fees and associated costs, and fees and costs related to discovery).  No demand for arbitration may be made after the date when the institution of legal or equitable proceedings based on such claim or dispute would be barred by the applicable statute(s) of limitations.  Arbitration shall proceed in accordance with the commercial arbitration rules of the AAA (available here: https://adr.org), unless other rules are agreed upon by the parties.  The parties shall use the services of one (1) arbitrator, which shall be mutually selected by the parties, provided that if thirty (30) days elapse and the parties remain unable to agree upon the arbitrator, then either party may, in writing, request the AAA to appoint the arbitrator.  Each party has the right to be represented by a lawyer at all stages of this process.  To the fullest extent permitted by law, the arbitration shall be conducted on a confidential basis, and the proceedings, hearings, testimony, documents, award, arbitration decision, or other writings connected with the arbitration shall not be disclosed by a party or its representative to persons not connected with the arbitration.  The arbitrator shall apply the substantive law of the State of Wisconsin (excluding Wisconsin choice-of-law principles that might call for the application of some other state's law), or federal law, or both as applicable to the claims asserted.  The arbitrator may grant any relief authorized by law for any properly established claim. The award made in the arbitration shall be binding and conclusive on the parties and judgment may be, but need not be, entered in any court having jurisdiction.

(c)         Notwithstanding the foregoing, the Employee and the Company further acknowledge and agree that a court of competent jurisdiction residing in Milwaukee, Wisconsin, shall have the power to maintain the status quo pending the arbitration of any dispute under this Section 16, and this Section 16 shall not require the arbitration of any application for emergency, temporary, or preliminary injunctive relief (including temporary restraining orders) by either party pending arbitration, including, without limitation, any application for emergency, temporary, or preliminary injunctive relief for any claim arising out of Section 12 of this Agreement; provided, however, that the remainder of any such dispute beyond the application for such emergency, temporary, or preliminary injunctive relief shall be subject to arbitration under this Section 16. THE PARTIES ACKNOWLEDGE THAT, BY SIGNING THIS AGREEMENT, THEY ARE KNOWINGLY AND VOLUNTARILY WAIVING ANY RIGHTS THAT THEY MAY HAVE TO A JURY TRIAL OR, EXCEPT AS EXPRESSLY PROVIDED HEREIN, A COURT TRIAL OF ANY CLAIM THAT IS SUBJECT TO THIS SECTION 16.

17.        Complete Agreement.  This Agreement, including Exhibit A, contains the complete understanding between the parties.  The parties agree that except as otherwise stated herein, this Agreement supersedes and replaces any prior or contemporaneous representations, understanding, or agreements between them, including the 2010 Employment Agreement, except as expressly provided in Section 3 of this Agreement, and the Employment Agreement, dated as of July 1, 2016, by and between the Company and the Employee.  The parties agree that no promises or agreements shall be binding or shall modify this understanding unless in writing and signed by both parties.

18.         Non-Waiver; Severability.  The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.  No waiver or any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.  In the event that any provision shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable.  In addition, the parties agree that they shall not seek, either directly or indirectly, to have any term of this Agreement held unenforceable, including the general release language.

19.         Governing Law.  The validity, construction, and interpretation of this Agreement and the rights and duties of the parties hereto shall be governed by the laws of the State of Wisconsin without regard to any state conflict of law rules.  The Employee acknowledges that the Employee remains subject to any securities laws and regulations applicable to the Employee by virtue of the Employee’s employment with the Company and service as a director.

20.         Compliance with Code Section 409A.

(a)        To the extent applicable, it is intended that this Agreement and any payment made or benefit provided hereunder shall comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or any exemption or exclusion therefrom, and shall in all respects be administered in accordance with Code Section 409A.  Any provision that would cause this Agreement or any payment or benefit under this Agreement to fail to satisfy Code Section 409A shall have no force or effect until amended to comply with Code Section 409A in the least restrictive manner necessary and without any diminution in the value of the payments or benefits to the Employee, which amendment may be retroactive to the extent permitted by Code Section 409A.  For purposes of Code Section 409A, each payment of compensation under this Agreement shall be treated as a separate payment of compensation.

(b)       All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Code Section 409A, including, without limitation, that (i)  in no event shall reimbursements by the Company under this Agreement be made later than the end of the calendar year next following the calendar year in which the applicable fees and expenses were incurred, (ii)  the amount of in-kind benefits that the Company is obligated to pay or provide in any given calendar year shall not affect the in-kind benefits that the Company is obligated to pay or provide in any other calendar year; and (iii)  the Employee’s right to have the Company pay or provide such reimbursements and in-kind benefits may not be liquidated or exchanged for any other benefit.

(c)       To the extent the Employee is a “specified employee,” as defined in Code Section 409A(a)(2)(B)(i) and the regulations and other guidance promulgated thereunder and any elections made by the Company in accordance therewith, notwithstanding the timing of payment provided in any other section of this Agreement, no payment, distribution or benefit under this Agreement that constitutes a distribution of nonqualified deferred compensation (within the meaning of Treasury Regulation Section 1.409A-1(b)) upon the Employee's “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h)), after taking into account all available exemptions, that would otherwise by payable during the six (6) month period after the Employee’s separation from service, will not be made during such six (6) month period, and any such payment, distribution or benefit will instead be paid on the first business day after such six (6) month period (the “Delayed Payment Date”); provided, however, that if the Employee dies following a separation from service but before the Delayed Payment Date, such amounts shall be paid to the personal representative of the Employee's estate within thirty (30) days following the Employee's death.

(d)        Nothing herein shall be construed as the guarantee of any particular tax treatment to the Employee, and neither the Company nor any of its subsidiaries or affiliates shall have any liability with respect to any failure to comply with the requirements of Section 409A.

21.         Counterparts.  This Agreement may be executed in one or more counterparts, which together will constitute one and the same agreement.

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The parties hereto agree that they have read this Agreement, understand and agree to its terms, and have knowingly and voluntarily signed it on the date(s) written below.

EMPLOYEE

/s/ Frank J. Krejci	11/21/23
Frank J. Krejci	Date

STRATTEC SECURITY CORPORATION

By:	/s/ Dennis Bowe	11/21/23
	Dennis Bowe	Date
Its:	Vice President and Chief Financial Officer

EXHIBIT A

GENERAL WAIVER AND RELEASE OF CLAIMS

This General Waiver and Release of Claims (“Release”) is entered into as of December 31, 2023, by and between Strattec Security Corporation, a Wisconsin corporation (the “Company”), and Frank J. Krejci (the “Employee”).

WHEREAS, the parties have agreed that the Employee will retire as President and Chief Executive Officer of the Company and as a member of the Board of Directors of the Company (the “Board”), effective as of December 31, 2023 (the “Separation Date”); and

WHEREAS, the Employee and the Company entered into a Retirement Agreement and General Release (“Agreement”) as of November 21, 2023, in which the Employee agreed as a material condition of that Agreement to execute a general waiver and release of claims upon the Employee’s Separation Date; and

WHERERAS, the Agreement remains in full force and effect, with its terms and conditions binding on the Employee and the Company.

NOW, THEREFORE, in consideration of the compensation and benefits provided to the Employee in the Agreement, the mutual covenants and agreements contained herein, and for other valuable consideration the receipt and adequacy of which is hereby acknowledged, the Company and the Employee agree as follows:

1.          General Release of All Claims.  In exchange for the Company’s promises set forth in Section 2(b) of the Agreement, the Employee, including the Employee’s heirs, administrators, executors, spouse, successors, estate, representatives and assigns and all others claiming by or through the Employee, voluntarily and knowingly releases the Company, its subsidiaries, divisions, affiliates, related companies, predecessors, and successors, and any of their partners, members, directors, officers, trustees, employees, independent contractors, consultants, stockholders, owners, attorneys, agents, benefit plans, subrogees, insurers, representatives and assigns, whether alleged to have acted in their official capacities or personally (collectively, the “Released Parties”), completely and forever, from any and all claims, causes of action, charges, suits, contracts, promises, or demands of any kind, which the Employee may now have, whether known or unknown, from the beginning of time to the date on which Employee signs this Release.  Employee reserves no claims against any of the Released Parties.

2.          Specific Laws Covered.  The Employee understands and agrees that this Release covers all claims described in Section 2 of the Release, including, but not limited to, any alleged violation of the Civil Rights Act of 1991; Title VII of the Civil Rights Act of 1964, as amended; Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act; Americans with Disabilities Act (ADA); Employee Retirement Income Security Act of 1974, as amended (ERISA); the Family Medical Leave Act (FMLA), to the extent permitted by law; the Genetic Information Nondiscrimination Act (GINA); the Fair Labor Standards Act (FLSA), to the extent permitted by law; the National Labor Relations Act; the Occupational Safety and Health Act of 1970 (OSHA); any other federal, state, or local civil, labor, pension, wage-hour or civil or human rights law, ordinance, regulation, wage order, or constitution, federal or state public policy, contract law, or tort law; any claim arising under federal or state common law, including, but not limited to, wrongful discharge or intentional or negligent infliction of emotional distress; any claim for costs or attorney’s fees; and any and all claims whatsoever that the Employee may have or that may hereafter accrue or that may be asserted by another on the Employee’s behalf arising before the execution of this Release.  The Employee specifically acknowledges that this Release bars and releases any and all claims which were or which could have been asserted against any of the Released Parties.  This Release does not apply to (a) claims which cannot be waived by law; or (b) any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements.

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3.         Waiver of Awards.  The Employee understands and agrees that the Employee is waiving the Employee’s right to receive any monetary awards from any complaints, administrative charges, or civil actions against the Company relating to any facts or events occurring prior to the Effective Date (as defined in Section 7 below).  The Employee further understands and agrees that this Release may be used by any of the Released Parties as a complete defense to any past, present, or future claim or entitlement asserted against any of the Released Parties based on events that have occurred prior to the Effective Date.  Nothing in this Release shall be construed to prohibit the Employee from filing a charge with or participating in any investigation or proceeding by a federal, state, or local government agency or commission charged with enforcement of any law, including the United States Equal Employment Opportunity Commission.  But the Employee shall not be entitled to and expressly and forever waives the right to receive any relief, recovery, or monies from such agency, commission, or court in connection with any such action brought against the Company or the Released Parties, regardless of who filed or initiated any such complaint, charge, or proceeding.

Further, nothing in this Release shall: (a) prohibit the Employee from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of state or federal law or regulation; or (b) require notification or prior approval by the Company of any reporting described in clause (a).  Nothing in this Release shall be construed to limit the Employee’s right to receive any monetary award from the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934.

4.          Confidentiality.  The Employee acknowledges and agrees that the Employee will keep any discussions leading up to the execution of this Release strictly and completely confidential. If asked about any of such matters, to the extent permissible, the Employee’s response shall be that the Employee may not discuss any of such matters.

5.         No Admission of Wrongdoing.  The Employee understands that this Release is not an admission of any wrongdoing by the Company.  To the contrary, the Company specifically denies any wrongdoing under any federal, state or local statute, public policy, tort law, contract law, or common law.

6.          Equitable Relief.  The Employee’s obligations contained in this Release are of special and unique character which gives them a peculiar value to the Company, and the Company cannot be reasonably or adequately compensated in damages in an action at law in the event the Employee breaches such obligations.  The Employee therefore expressly agrees that, in addition to any other rights or remedies which the Company may possess, the Company shall be entitled to injunctive and other equitable relief in the form of preliminary and permanent injunctions without bond or other security in the event of any actual or threatened breach of said obligations by the Employee.

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7.          Timelines for Consideration.  The Employee acknowledges that the Employee: (a)  has been and is hereby advised by this writing to consult with the Employee’s attorney before signing this Release; (b)  was given at least twenty-one (21) days within which to consider signing this Release; and (c) may revoke this Release at any time before the expiration of seven (7) days after the Employee signs it.  Upon the expiration of this seven (7) day revocation period, this Release will become irrevocable (the “Effective Date”).  To revoke this Release, the Employee must give written notice of the Employee’s revocation to Harold M. Stratton II, Board Chair, hms2.pb@gmail.com / Tina Chang, Chair of the Nominating and Corporate Governance Committee of the Board, tchang@syslogicinc.com, by 5:00 p.m. on the seventh day following the date on which the Employee signed this Release.

If the Employee revokes this Release, then any compensation and benefits provided for under the Agreement shall cease immediately.  Further, the Company may recover any compensation and benefits already paid to the Employee in consideration for the Agreement to the maximum extent permitted by law.

8.          Governing Law.  The validity, construction, and interpretation of this Release and the rights and duties of the parties hereto shall be governed by the laws of the State of Wisconsin without regard to any state conflict of law rules.  The Employee acknowledges that the Employee remains subject to any securities laws and regulations applicable to the Employee by virtue of the Employee’s employment with the Company and service as a director.

9.           Counterparts.  This Release may be executed in one or more counterparts, which together will constitute one and the same agreement.

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The parties hereto agree that they have read this General Waiver and Release of Claims, understand and agree to its terms, and have knowingly and voluntarily signed it on the date(s) written below.

EMPLOYEE

Frank J. Krejci	Date

STRATTEC SECURITY CORPORATION

By:
	Dennis Bowe	Date
Its:	Vice President and Chief Financial Officer

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